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                                                                     EXHIBIT 3.1


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             MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
                         BUREAU OF COMMERCIAL SERVICES
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(Date Received)

DEC 20 2002                             (For Bureau Use Only)
                         This document is effective on the date filed, unless
-----------------------  subsequent effective date within 90 days after received date is stated in the document.

                                                            FILED
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Name
                                                         DEC 30 2002
Christopher J. Kawa, Legal Assistant
Honigman Miller Schwartz and Cohn LLP                   ADMINISTRATOR
------------------------------------------      BUREAU OF COMMERCIAL SERVICES
Address
2290 First National Building
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City              State        Zip Code
Detroit           MI           48226
==========================================  EFFECTIVE DATE:
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Document will be returned to the name and address you enter above.
  If left blank document will be mailed to the registered office.

           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
              FOR USE BY DOMESTIC PROFIT AND NONPROFIT CORPORATION
          (Please read information and instructions on the last page)


     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following certificate:


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1.     The present name of the corporation is:  Childtime Learning Centers, Inc.


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2.     The identification number assigned by the Bureau is:   343-660
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3.     Article  III  of the Restated Articles of Incorporation is hereby amended to read in its entirety as follows:

  ARTICLE III

The total authorized shares:

Common Shares         20,000,000     Preferred Shares      1,000,000
                   -------------                       -------------

A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:


     The board of directors may cause the corporation to issue Preferred Shares in one or more series, each series to bear a distinctive designation and to have such relative rights and preferences as shall be prescribed by resolution of the board. Such resolutions, when filed, shall constitute amendments to these Restated Articles of Incorporation.

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GOLD SEAL APPEARS ONLY ON ORIGINAL


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5. (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors of trustees.)


     The foregoing amendment to the Articles of Incorporation was duly adopted
     on the         day of                         in accordance with the
            -------        -------------,--------,
     provisions of the Act by the unanimous consent of incorporator(s) before the first meeting of the Board of Directors or Trustees.

               Signed this         day of                    2002
                           -------        -----------------,


--------------------------------                --------------------------------
        (Signature)                                        (Signature)

--------------------------------                --------------------------------
 (Type or Print Name and Title)                  (Type or Print Name and Title)

--------------------------------                --------------------------------
        (Signature)                                        (Signature)

--------------------------------                --------------------------------
 (Type or Print Name and Title)                  (Type or Print Name and Title)

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6. (For profit corporations, and for nonprofit corporations whose articles state the corporation is organized on a stock or on a membership basis.)

     The foregoing amendment to the Articles of Incorporation was duly adopted on the 17th day of December, 2002 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

     X   at a meeting. The necessary votes were cast in favor of the amendment.
    ---

         by written consent of the shareholders or members having not less than --- the minimum number of votes required by statute in accordance with
         Section 407(1) of and (2) of the Act if a nonprofit corporation, or
         Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

         by written consent of all the shareholders or members entitled to vote --- in accordance with Section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

         by the board of a profit corporation pursuant to Section 611(2).
    ---

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        Profit Corporations                      Nonprofit Corporations

Signed this 17 day of December, 2002        Signed this     day of         20
            ---                                         ---        ------,   ---

By: /s/ Frank Jerneycic                     By:
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     (Signature of an authorized                    (Signature of President,
      officer or agent)                              Vice-President, Chairperson
                                                     or Vice-Chairperson)

Frank Jerneycic, Chief Financial
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Officer and Treasurer                     (Type or Print Name) (Type or Print
---------------------                                           Title)

(Type or Print Name)   (Type or Print
                        Title)

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GOLD SEAL APPEARS ONLY ON ORIGINAL